UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 23, 2020

ASHLAND GLOBAL HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-211719	81-2587835
(Commission File Number)	(I.R.S. Employer Identification No.)

8145 Blazer Drive
Wilmington, DE 19808
(Address of Principal executive offices)
(Zip Code)

(302) 995-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $.01)	ASH	NYSE

Item 1.01. Entry into a Material Definitive Agreement.

On January 23, 2020, Ashland Global Holdings Inc. (“Ashland”) announced the closing of the offering (the “Notes Offering”) by Ashland Services B.V. (the “Issuer”), a wholly owned subsidiary of Ashland, of €500 million (approximately $560 million) aggregate principal amount of its 2.000% senior euro-denominated notes due 2028 (the “Notes”).  The Notes are senior unsecured obligations of the Issuer. The Notes are initially guaranteed on an unsecured basis by each of Ashland and Ashland LLC, a wholly owned subsidiary of Ashland (together, the “Guarantees”).

The Notes were offered in the United States to (i) qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes and the Guarantees have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States or to U.S. persons without registration under the Securities Act or the securities laws of any other jurisdiction or an applicable exemption from the registration requirements.

On January 23, 2020, Ashland entered into an indenture (the “Indenture”) among the Issuer, Ashland, as Guarantor, Ashland LLC, as Guarantor, and U.S. Bank National Association, as Trustee, in connection with the Notes Offering.

The Indenture contains customary events of default for similar debt securities, which if triggered may accelerate payment of principal, premium, if any, and accrued but unpaid interest on all the Notes issued thereunder. Such events of default include non-payment of principal and interest, non-performance of covenants and obligations, default on other material debt, and bankruptcy or insolvency. If a change of control repurchase event as described in the Indenture occurs, the Issuer may be required to offer to purchase the Notes from the holders thereof. The Notes are not otherwise required to be repaid prior to maturity, although they may be redeemed at the option of the Issuer at any time prior to their maturity in the manner specified in the Indenture.

The Indenture is filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference. The description of the material terms of the Indenture and the Notes is qualified in its entirety by reference to such exhibit.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

The net proceeds of the Notes Offering, together with other funds of Ashland LLC or its subsidiaries, were used to purchase in cash tender offers an aggregate principal amount of $671,209,000 of Ashland LLC’s outstanding 4.750% Senior Notes due 2022, an aggregate principal amount of $25,000 of Hercules LLC’s outstanding 6.600% Debentures due 2027, an aggregate principal amount of $92,153,000 of Ashland LLC’s outstanding 6.875% Senior Notes due 2043 and an aggregate principal amount of $2,925,000 of Hercules LLC’s outstanding 6.500% Junior Subordinated Debentures due 2029 (the “Tender Offers”).

A copy of the news release announcing closing of the Notes Offering and a copy of the news release announcing the early settlement of the Tender Offers are hereby incorporated by reference and attached hereto as Exhibit 99.1 and 99.2, respectively.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
(d)	Exhibits
4.1
Indenture dated January 23, 2020, among Ashland Services B.V., Ashland Global Holdings Inc., Ashland LLC and U.S. Bank National Association, as trustee, in respect of the Senior Euro-Denominated Notes due 2028.

99.1	News Release announcing Closing of the Notes Offering dated January 23, 2020.
99.2	News Release announcing Early Settlement of the Tender Offers dated January 23, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward Looking Statements

This Form 8-K contains forward-looking statements.  Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology.  In addition, Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications.  These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, as well as the economy and other future events or circumstances.  These statements include, but may not be limited to, statements about the Notes Offering. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in its most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov.  Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved.  Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this Form 8-K whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND GLOBAL HOLDINGS INC.
(Registrant)

January 23, 2020	/s/ J. Kevin Willis
J. Kevin Willis
Senior Vice President and Chief Financial Officer